Independence Community Bank Corp.

PRESS RELEASE

195 Montague Street • Brooklyn, New York 11201

INDEPENDENCE COMMUNITY BANK CORP.
REPORTS A 57% INCREASE IN NET INCOME
FOR THE FIRST QUARTER OF 2005

BROOKLYN, N.Y.- April 18, 2005 – Independence Community Bank Corp. (Nasdaq – ICBC) reported today that net income increased 57% to $59.8 million for the three months ended March 31, 2005 as compared to $38.1 million for the three months ended March 31, 2004. Diluted earnings per share were $0.72 for both quarterly periods.

The three month earnings and per share data for 2005 reflect the inclusion of the operations of Staten Island Bancorp, Inc. (“Staten Island”) which merged with the Company on April 12, 2004 and the related issuance of 28.2 million shares of the Company’s common stock in connection with the merger.

On a linked quarter basis, diluted earnings per share, including the other than temporary impairment charge incurred during the fourth quarter of 2004, increased from $0.63 for the fourth quarter of 2004 to $0.72 for the first quarter of 2005. However, excluding the effects of the impairment charge, our diluted earnings per share would have decreased by $0.01 per share.

Alan H. Fishman, President and Chief Executive Officer, commented, “The first quarter has been challenging as we navigate through a very difficult interest rate environment. During the quarter we remained disciplined and committed to our business model and did not make business decisions that we believe will expose the long-term value of the franchise. As such, we have taken a conservative posture with regard to asset growth and market exposure.”

Highlights

♦ Net interest margin remained constant at 3.38% for the quarter ended March 31, 2005 as compared to the quarter ended December 31, 2004. However, during the first quarter, the rise in the cost of funds slightly outpaced the upward repricing of our interest-earning assets as general market rates continued their upward trend. We expect the flattened yield curve to continue to put pressure on net interest margin in the short-term.

♦ The Company originated loans totaling $1.11 billion, excluding mortgage warehouse lines of credit, during the quarter ended March 31, 2005, of which $862.3 million were retained for portfolio with the remainder being originated for sale in the secondary market.

♦ Commercial real estate and commercial business loans continue to grow and comprised, in the aggregate, $4.06 billion or 35.7% of the Company’s total loan portfolio at March 31, 2005 as compared to $3.84 billion or 34.2% at December 31, 2004.

♦ The Company introduced the Independence RewardsPlus Checking™ product and opened three de novo branches during the first quarter of 2005 which resulted in increasing core deposits by $128.0 million to $7.16 billion at March 31, 2005 compared to December 31, 2004.

♦ As part of its long-term asset/liability management strategy, the Company selectively chose to utilize certain certificates of deposit promotions as an alternative funding source, reducing its dependence on wholesale borrowings. Borrowings as a percentage of assets declined to 29.8% at March 31, 2005 compared to 33.3% at December 31, 2004.

♦ Income from mortgage-banking activities declined as the Company continued to refrain from originating loans at below market rates.

♦ The Company continues to focus on expense control which has resulted in a $3.9 million reduction in non-interest expense from the prior quarter. The efficiency ratio improved to 42.79% for the first quarter of 2005 compared to 43.58% for the fourth quarter of 2004.

♦ Asset quality continues to improve; the Company recorded a $1.1 million net recovery for the quarter ended March 31, 2005.

♦ Non-performing assets as a percentage of total assets were 0.24% for the first quarter of 2005 as compared to 0.29% for the fourth quarter of 2004. The allowance for loan losses as a percentage of total loans remained stable, amounting to 0.90% for both periods; no provision for loan losses was required for the first quarter of 2005.

♦ The Company resumed its open market stock repurchase program during the first quarter of 2005, repurchasing of 825,791 shares of common stock at a total cost of $32.8 million.

Post Earnings Announcement Conference Call

The Company will conduct a conference call on April 19, 2005 at 9:00 a.m., Eastern Time, to discuss highlights of its first quarter 2005 earnings. The call will be simultaneously webcast on the Company’s investor relations web page at http://investor.myindependence.com. The conference call will also be available via dial-in at 800-811-0667 for domestic callers and at 913-981-4901 for international callers.

There will be a replay of this conference call beginning April 19, 2005 at 12:00 Noon, Eastern Time. The replay will remain available through April 29, 2005. The replay can be accessed by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers. The replay passcode is 2403267.

—

Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 123 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties and New Jersey. At its banking offices located on Staten Island, the Bank conducts business as SI Bank & Trust, a division of Independence Community Bank. The Bank has three key business divisions, Commercial Real Estate Lending, Consumer Banking and Business Banking, and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s web address is www.myindependence.com.

—

Note: This news release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”), in particular, diluted earnings per share and certain performance ratios, in each case adjusted to exclude the effects of the impairment charge incurred during the quarter ended December 31, 2004. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature or non-recurring. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements contained in this release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should”, and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) growth opportunities may not be fully realized or may take longer to realize than expected; (2) operating costs may be greater than expected; (3) competitive factors which could affect net interest income and non-interest income and general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (4) the levels of non-interest income and the amount of provisions for loan losses as well as other factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

# # #
TABLES TO FOLLOW
INDEPENDENCE COMMUNITY BANK CORP.
Consolidated Statements of Financial Condition
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2005	2004	2004
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$405,746	$360,877	$225,929

Securities available-for-sale:
Investment securities	389,245	454,305	304,462
Mortgage-related securities	3,514,405	3,479,482	2,158,314

Total securities available-for-sale	3,903,650	3,933,787	2,462,776

Loans available-for-sale	87,629	96,671	11,950

Mortgage loans	9,587,016	9,315,090	4,985,214
Other loans	1,785,006	1,933,502	1,616,526

Total loans	11,372,022	11,248,592	6,601,740
Less: allowance for possible loan losses	(102,554)	(101,435)	(79,193)

Total loans, net	11,269,468	11,147,157	6,522,547

Premises, furniture and equipment, net	162,169	162,687	103,438
Accrued interest receivable	67,763	64,437	37,919
Goodwill	1,193,677	1,155,572	185,161
Intangible assets, net	76,128	79,056	47
Bank owned life insurance (“BOLI”)	324,511	321,040	175,988
Other assets	390,605	432,146	249,155

Total assets	$17,881,346	$17,753,430	$9,974,910

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits	$9,839,120	$9,305,064	$5,401,440
Borrowings	4,926,373	5,511,972	2,866,300
Subordinated notes	396,527	396,332	395,818
Escrow and other deposits	188,044	104,304	127,021
Accrued expenses and other liabilities	240,986	131,715	139,856

Total liabilities	15,591,050	15,449,387	8,930,435

Stockholders’ equity:
Common stock ($.01 par value,
250,000,000, 250,000,000 and 125,000,000 shares authorized at March 31, 2005, December 31, 2004, and March 31, 2004, respectively; 104,243,820, 104,243,820 and 76,043,750 shares issued at March 31, 2005, December 31, 2004 and March 31, 2004, respectively; 84,493,166, 84,928,719 and 54,739,776 shares outstanding at March 31, 2005, December 31, 2004, and March 31, 2004, respectively)	1,042	1,042	760
Additional paid-in-capital	1,901,667	1,900,252	763,932
Treasury stock at cost; 19,750,654, 19,315,101 and 21,303,974 shares at March 31, 2005, December 31, 2004, and March 31, 2004, respectively
	(367,099)	(341,226)	(375,843)
Unallocated common stock held by ESOP	(63,031)	(64,267)	(67,975)
Unvested restricted stock awards under stock benefit plans	(13,575)	(9,701)	(8,246)
Retained earnings, partially restricted	860,351	821,702	705,337

Accumulated other comprehensive (loss) income:
Net unrealized (loss) gain on securities
available-for-sale, net of tax	(29,059)	(3,759)	26,510

Total stockholders’ equity	2,290,296	2,304,043	1,044,475

Total liabilities and stockholders’ equity	$17,881,346	$17,753,430	$9,974,910

INDEPENDENCE COMMUNITY BANK CORP.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2005	2004	2004
Interest income:
Mortgage loans	$124,832	$122,150	$72,124
Other loans	27,240	26,739	18,430
Loans available-for-sale	1,457	1,793	183
Investment securities	4,509	6,532	3,461
Mortgage-related securities	39,826	36,992	22,849
Other	2,316	1,641	568

Total interest income	200,180	195,847	117,615

Interest expense:
Deposits	26,931	22,549	12,526
Borrowings	36,780	37,816	21,890
Subordinated notes	3,903	3,731	1,690

Total interest expense	67,614	64,096	36,106

Net interest income	132,566	131,751	81,509
Provision for loan losses	—	—	—

Net interest income after provision for loan losses	132,566	131,751	81,509
Non-interest income:
Net gain (loss) on securities	3,110	(10,348)	2,771
Net gain on loans	205	106	94
Mortgage-banking activities	3,959	5,560	4,492
Service fees	15,609	15,873	13,595
BOLI	3,774	4,402	2,636
Other	2,902	7,061	3,865

Total non-interest income	29,559	22,654	27,453

Non-interest expense:
Compensation and employee benefits	36,227	36,611	26,975
Occupancy costs	12,340	12,858	7,933
Data processing fees	3,867	4,855	3,131
Advertising	2,175	2,464	1,847
Other	13,349	14,967	9,567

Total general and administrative expenses	67,958	71,755	49,453
Amortization of identifiable intangible assets	2,928	2,983	143

Total non-interest expense	70,886	74,738	49,596

Income before provision for income taxes	91,239	79,667	59,366
Provision for income taxes	31,478	27,300	21,223

Net income	$59,761	$52,367	$38,143

Basic earnings per share	$0.74	$0.65	$0.76

Diluted earnings per share	$0.72	$0.63	$0.72

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,		March 31, 2004(1)
	2005	2004
		Unadjusted (3)	Adjusted (3)

Performance Ratios:
Return on average assets (2)	1.34%	1.18%	1.37%	1.57%
Return on average equity (2)	10.34%	9.24%	10.72%	14.99%
Return on average tangible assets (2)	1.44%	1.27%	1.47%	1.60%
Return on average tangible equity (2)	22.19%	20.11%	23.31%	18.32%
Non-interest expense to average assets	1.59%	1.68%	1.68%	2.05%
Efficiency ratio(4)	42.79%	43.58%	43.58%	46.61%
Average Balances:
Average shares outstanding – basic	80,433,732	80,513,692		50,254,851
Average shares outstanding – diluted	83,208,182	83,410,532		52,880,112

	March 31, 2005	December 31, 2004	March 31, 2004
Capital and Other Ratios:
Book value per share	$27.11	$27.13	$19.08
Tangible book value per share	$12.08	$12.59	$15.70
Average equity to average assets	12.98%	12.77%	10.50%
Tangible equity to tangible assets	6.14%	6.47%	8.78%
Leverage ratio (Bank only)	5.62%	5.51%	8.00%
Tier 1 risk-based (Bank only)	7.39%	7.36%	9.41%
Total risk-based capital (Bank only)	11.44%	11.47%	15.19%
Deposits:

Core deposits:
Savings	$2,519,627	$2,630,416	$1,631,720
Money market	1,407,410	1,701,287	952,922
Interest-bearing demand	1,776,493	1,214,190	743,016
Non-interest-bearing demand	1,458,096	1,487,756	762,127

Total core deposits	7,161,626	7,033,649	4,089,785
Certificates of deposit	2,677,494	2,271,415	1,311,655

Total deposits	$9,839,120	$9,305,064	$5,401,440

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	March 31,	December 31,	March 31,
	2005	2004	2004
Loan Portfolio Composition:

Mortgage loans on real estate:
Single-family residential	$1,967,934	$2,071,074	$180,057
Cooperative apartment loans	400,113	418,988	82,809
Multi-family residential	3,991,842	3,800,649	2,953,104
Commercial real estate	3,237,405	3,034,254	1,774,955

Total principal balance – mortgage loans	9,597,294	9,324,965	4,990,925
Less net deferred fees	10,278	9,875	5,711

Total mortgage loans on real estate	9,587,016	9,315,090	4,985,214

Commercial business loans, net of deferred fees	817,748	809,392	656,889

Other loans:
Mortgage warehouse lines of credit	496,743	659,942	624,930
Home equity loans and lines of credit	430,033	416,351	310,891
Consumer and other loans	40,482	47,817	23,912

Total principal balance — other loans	967,258	1,124,110	959,733
Less net deferred fees	—	—	96

Total principal balance — other loans	967,258	1,124,110	959,637

Total loans receivable	11,372,022	11,248,592	6,601,740

Less allowance for loan losses	102,554	101,435	79,193

Loans receivable, net	$11,269,468	$11,147,157	$6,522,547

Loans Available-for-Sale Composition:
Single-family residential	$59,994	$74,121	$4,450
Multi-family residential	27,635	22,550	7,500

Total loans available-for-sale	$87,629	$96,671	$11,950

	March 31,	December 31,	March 31,
	2005	2004	2004
Asset Quality:

Non-performing loans:
Non-accrual loans	$39,305	$43,644	$35,835

Loans past due 90 days or more as to:
Interest and accruing	27	117	34
Principal and accruing (5)	1,323	5,517	1,873

Total non-performing loans	40,655	49,278	37,742
Other real estate owned	2,224	2,512	15

Total non-performing assets	$42,879	$51,790	$37,757

Non-performing assets to total assets	0.24%	0.29%	0.38%
Allowance for loan losses to non-performing loans	252.25%	205.84%	209.83%
Allowance for loan losses to total loans	0.90%	0.90%	1.20%
Net charge offs to average loans – quarter ended	N/A	0.031%	0.005%
Net charge offs to average loans – year-to-date	N/A	0.043%	0.005%

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	For the Three Months Ended
	March 31, 2005		December 31, 2004		March 31, 2004
Net Interest Margin:	Average Balance	Rate (2)	Average Balance	Rate (2)	Average Balance	Rate (2)
Interest-earning assets:
Loans receivable:
Mortgage loans	$9,497,556	5.32%	$9,396,521	5.28%	$4,919,185	5.88%
Commercial business loans	813,216	6.68	815,403	6.13	591,737	6.33
Mortgage warehouse lines of credit	532,536	5.47	638,123	4.87	443,893	4.29
Consumer and other loans	474,002	5.61	458,899	5.41	329,585	5.25

Total loans	11,317,310	5.44	11,308,946	5.32	6,284,400	5.78
Mortgage-related securities	3,610,473	4.41	3,389,042	4.37	2,155,153	4.24
Investment securities	413,217	4.36	572,367	4.56	302,814	4.57
Other interest-earning assets	295,419	3.18	323,793	2.02	206,391	1.11

Total interest-earning assets	15,636,419	5.13	15,594,148	5.02	8,948,758	5.26

Non-interest-earning assets	2,177,059		2,153,305		746,503

Total assets	$17,813,478		$17,747,453		$9,695,261

Interest-bearing liabilities:
Deposits:
Savings deposits	2,582,776	0.38	2,655,796	0.37	1,622,401	0.35
Interest-bearing demand and money market deposits	3,224,266	1.56	3,137,328	1.35	1,731,708	0.94
Certificates of deposit	2,487,108	1.97	2,257,677	1.66	1,347,637	2.11

Total interest-bearing deposits	8,294,150	1.32	8,050,801	1.11	4,701,746	1.07
Non-interest-bearing demand deposits	1,437,109	—	1,509,413	—	750,301	—

Total deposits	9,731,259	1.12	9,560,214	0.94	5,452,047	0.92
Subordinated notes	396,453	3.99	396,239	3.75	175,655	3.87
Total borrowings	5,189,591	2.87	5,373,759	2.80	2,890,437	3.05

Total interest-bearing liabilities	15,317,303	1.79	15,330,212	1.66	8,518,139	1.70

Non-interest-bearing liabilities	184,439		151,128		158,995

Total liabilities	15,501,742		15,481,340		8,677,134
Total stockholders’ equity	2,311,736		2,266,113		1,018,127

Total liabilities and stockholders’ equity	$17,813,478		$17,747,453		$9,695,261

Net interest-earning assets	$319,116		$263,936		$430,619

Interest rate spread (2)		3.34%		3.36%		3.56%

Net interest margin (2)		3.38%		3.38%		3.64%

Average interest-earning assets to average interest-bearing liabilities		102.08%		101.72%		105.06%

(1)	The merger with Staten Island Bancorp, Inc. was completed and incorporated in the Consolidated Statement of Financial Condition and Consolidated Statement of Income effective the close of business on April 12, 2004.

(2) Presented on an annualized basis.

(3)	The Company’s results for the quarter ended December 31, 2004 included a $12.7 million ($8.3 million after tax) impairment charge related to a Fannie Mae preferred security the decline in value of which was deemed to be other than temporary. The Company has presented performance ratios on both an adjusted (reflecting the exclusion of the impairment charge) and an unadjusted basis since the Company’s management believes such impairment charge is non-recurring in nature.

(4)	Reflects in each period presented adjusted operating expense (net of amortization of identifiable intangible assets) as a percentage of the aggregate of net interest income and adjusted non-interest income (excluding gains and losses on loans and securities). Amortization of identifiable intangible assets is excluded from the calculation since it is a non-cash expense and gains and losses on loans and securities are excluded since they are generally considered by the Company’s management to be non-recurring in nature. The operating efficiency ratio is not a financial measurement required by generally accepted accounting principles in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.

(5)	Reflects loans that are 90 days or more past maturity which continue to make payments on a basis consistent with the original repayment schedule.

Contact: Kathleen A. Hanrahan, First Vice President, Investor Relations	Frank W. Baier, Executive Vice President, Chief Financial Officer

(718) 722-5400	(718) 923-3506